AMENDED AND RESTATED

                LIMITED LIABILITY COMPANY AGREEMENT
                                OF
          STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY

                EFFECTIVE AS OF NOVEMBER 3, 1998

                       TABLE OF CONTENTS
                                                              Page
ARTICLE I     GENERAL PROVISIONS................................1
Section 1.1   Business Purpose..................................1
Section 1.2   Operation.........................................1
Section 1.3   Definitions.......................................1
Section 1.4   Name..............................................3
Section 1.5   Registered Offices; Registered Agents.............3
Section 1.6   Principal Place of Business.......................3
Section 1.7   Investment Objective..............................3
Section 1.8   Plurals and Gender................................3
Section 1.9   Headings..........................................4

ARTICLE II    TERM OF THE FUND..................................4

ARTICLE III   SHARES............................................4

ARTICLE IV    INVESTMENT IN THE FUND............................5
Section 4.1   Purchase of Shares................................5
Section 4.2   No Preemptive Rights..............................5
Section 4.3   Nonassessability of Shares........................5
Section 4.4   Net Asset Value of the Fund; Net Asset Value
              Per Share.........................................5
Section 4.5   Valuation.........................................6

ARTICLE V     CAPITAL ACCOUNTS, TAX ACCOUNTS AND ALLOCATIONS....6

ARTICLE VI    ADVISORY SERVICES AND DISTRIBUTION................6
Section 6.1   Investment Advisory and Distribution Agreements...6
Section 6.2   Payment of Expenses by the Fund...................7

ARTICLE VII   THE MANAGERS......................................7
Section 7.1   Election of Managers..............................7
Section 7.2   Resignation of Manager............................7
Section 7.3   Removal of Manager................................7
Section 7.4   Effect of Death, Resignation, Etc. of a Manager...7

ARTICLE VIII  RIGHTS, DUTIES AND OBLIGATIONS OF THE MANAGERS....8
Section 8.2   Management of Fund Business.......................8
Section 8.3   Independent Activities of the Managers............9
Section 8.4   Prospective Investors............................10
Section 8.5   Federal and State Income Taxes...................10
Section 8.6   Restrictions on Transfers and Repurchases........10

ARTICLE IX    COMPENSATION AND LIMITATION OF LIABILITY OF
              MANAGERS.........................................10
Section 9.1   Compensation.....................................10
Section 9.2   Limitation of Liability..........................10

ARTICLE X     RIGHTS AND OBLIGATIONS OF THE SHAREHOLDERS.......11
Section 10.1  Limited Liability................................11
Section 10.2  Repurchase of Shares.............................11
Section 10.3  Repurchase Offer Procedures......................11
Section 10.4  Repurchase Amounts...............................12
Section 10.5  Liquidity Requirements...........................12

ARTICLE XI    VOTING POWERS AND MEETINGS.......................12
Section 11.1  Voting Powers....................................12
Section 11.2  Meetings of Shareholders.........................13
Section 11.3  Quorum and Required Vote.........................13
Section 11.4  Action by Written Consent........................13

ARTICLE XII   CUSTODY OF ASSETS; DEPOSITORIES..................14

ARTICLE XIII  DISTRIBUTIONS....................................14

ARTICLE XIV   INDEMNIFICATION..................................14
Section 14.1  Managers, Officers, etc..........................14
Section 14.2  Compromise Payment...............................15
Section 14.3  Indemnification Not Exclusive....................15

ARTICLE XV    MISCELLANEOUS....................................16
Section 15.1  Governing Law....................................16
Section 15.2  Entire Agreement.................................16
Section 15.3  Amendments.......................................16
Section 15.4  Managers, Shareholders, etc. Not Personally
              Liable; Notice...................................16
Section 15.5  Manager's Good Faith Action, Expert Advice,
              No Bond or Surety................................16
Section 15.6  Merger, Consolidation and Sale of Assets.........17
Section 15.7  Conversion.......................................17
Section 15.8  Severability.....................................17
Section 15.9  Benefit..........................................17
Section 15.10 Tax Matters Member...............................18

                      AMENDED AND RESTATED
               LIMITED LIABILITY COMPANY AGREEMENT
                              OF
          STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY

     This Amended and Restated Limited Liability Company Agreement of Stein Roe Floating Rate Limited Liability Company (the "Fund") is entered into as of November 3, 1998, by and among the Board of Managers of the Fund (the "Managers"), and each Feeder Fund (defined below) who shall execute a counterpart of this Limited Liability Company Agreement as a member.

                          ARTICLE I
                      GENERAL PROVISIONS

     Section 1.1 Business Purpose. The purpose of the Fund is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character.

     Section 1.2 Operation. The Feeder Funds agree to the operation of the Fund in accordance with the terms of this Agreement. The Feeder Funds further agree that the Fund shall be operated as a limited liability company pursuant to the provisions of the Act (defined below), and, except as herein otherwise expressly provided, the rights and liabilities of the Feeder Funds shall be as provided in the Act.

     Section 1.3  Definitions.  For purposes of this Agreement:

             (a) "Act" means the Delaware Limited Liability
Company Act, 6 Del. C. Sec. 18-101, et seq., as amended from time to time.

             (b) "Agreement" means this Limited Liability Company
Agreement, as amended, modified, supplemented or restated from time to time.

             (c) "Bankruptcy" has the meaning given it in Section
18-101 of the Act.

             (d) "Board" means the Board of Managers of the Fund.

             (e) "By-laws" means the Amended and Restated By-laws of the Fund adopted by the Board as of November 3, 1998, as amended from time to time.

             (f) "Capital Account Establishment and Maintenance
Policies of the Fund" means the policies set forth on Exhibit A hereto and incorporated herein by reference.

             (g) "Certificate" means the Certificate of Formation of the Fund filed with the Delaware Secretary of State on August
14, 1998, pursuant to which the Fund was formed, and any amendments to such certificate or restatements of such certificate.

             (h) "Code" means the Internal Revenue Code of 1986
(or any successor law), as amended.

             (i) "Continuing Manager" means any Manager (i) who is not a "person" or an "affiliated person" of a "person" (as such term is defined in Section 1.3(y) of this Agreement) who enters or proposes to enter into any transaction with the Fund described herein (an "interested party") and (ii) who has been a Manager for a period of at least twelve months (or since the commencement of the Fund's operations if that period is less than twelve months), or is a successor to a Continuing Manager who is not an interested party and is recommended to succeed a Continuing Manager by a majority of the then Continuing Managers.

             (j) "Custodian" means State Street Bank and Trust
Company, or such other person appointed as the Fund's custodian by the Managers.

             (k) "Disinterested Manager" means a Manager who is not an interested person (as such term is defined in Section
1.3(y) of this Agreement of the Fund or the Investment Adviser.

             (l) "Feeder Funds" means Stein Roe Floating Rate Income Fund, Stein Roe Institutional Floating Rate Income Fund and any other feeder fund that may be established in the future, and is admitted as a Feeder Fund in accordance with Section 4.1 of this Agreement. Each Feeder Fund shall be a "member" as that term is defined in the Act.

             (m) "Fund" means the limited liability company formed by the filing of the Certificate and operated under the Act pursuant to this Agreement.

             (n) "Investment Adviser" means Stein Roe & Farnham
Incorporated, a Delaware corporation, or any other person or entity selected as the Fund's investment adviser by the Managers.

             (o) "Manager" refers to a Manager of the Fund named herein or any other person elected as Manager pursuant to Section
7.1 of this Agreement.

             (p) "Net Asset Value of the Fund" has the meaning set forth in Section 4.4 of this Agreement.

             (q) "Net Asset Value per Share" has the meaning set forth in Section 4.4 of this Agreement.

             (r) "Prospectus" means the prospectus of the Stein Roe Floating Rate Income Fund filed with the Securities and Exchange Commission as Part A of the Fund's Registration Statement on Form N-2, as it may be amended from time to time (Investment Company Act File No. 811-08953) and the prospectus of the Stein Roe Institutional Floating Rate Income Fund filed with the Securities and Exchange Commission as Part A of the Fund's Registration Statement on Form N-2, as it may be amended from time to time (Investment Company Act File No. 811-08955)

             (s) "Repurchase Date" means the Repurchase Pricing
Date immediately following the expiration of the three to six week period after the Fund notifies Feeder Funds in writing of a Tender Offer.

             (t) "Regulations" means regulations promulgated under the Code, as such Regulations may be amended from time to time
(including corresponding provisions of succeeding regulations).

             (u) "Share" means a "limited liability company interest" in the Fund as that latter term is used in the Act, together with all of the rights, preferences, powers and privileges as may be provided under this Agreement.

             (v) "Share Percentage" of a Feeder Fund as of a Valuation Date means the product expressed as a percentage of (i) 100 multiplied by (ii) the fraction (x) the nominator of which is the number of such Feeder Fund's Shares and (y) the denominator of which is the number of outstanding Shares of the Fund, in each case as of the Valuation Date. The sum of the Share Percentages of all Feeder Funds shall be 100%.

             (w) "Tender Offer" means an offer by the Fund to Feeder Funds to repurchase between 5% and 25% of its outstanding
Shares on at least a quarterly basis at Net Asset Value in accordance with Section 11.2 of this Agreement.

             (x) The "1940 Act" refers to the Investment Company
Act of 1940 and the rules and regulations thereunder, all as amended from time to time.

             (y) The terms "affiliated person," "assignment," "closed-end company," "commission," "interested person," "majority of the outstanding shares," "open-end company," "person" and "principal underwriter" shall have the meanings given them in the 1940 Act.

             (z) "Valuation Date" means the last business day of each quarter or such other date as may be designated by the Manager.

     Section 1.4  Name.  The name of the Fund shall be Stein Roe
Floating Rate Limited Liability Company and all transactions of the Fund shall be carried on and completed in such name.

     Section 1.5 Registered Offices; Registered Agents. The Fund's registered agent and office in Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. At any time, the Managers may designate another registered agent and/or registered office.

     Section 1.6 Principal Place of Business. The principal place of business of the Fund shall be One South Wacker Drive, Chicago, Illinois 60606, or at such other place or places as the Managers may from time to time designate.

     Section 1.7 Investment Objective. The Fund's investment objective is to provide a high level of current income, consistent with the preservation of capital. The Fund shall have the power to engage in all activities that are necessary, suitable, desirable, convenient or incidental to the accomplishment of the foregoing business purpose and investment objective. The Fund shall do so under the direction of the Managers.

     Section 1.8  Plurals and Gender.  Where appearing in this
Agreement the singular shall include the plural and the masculine shall include the feminine, and vice versa, unless the context clearly indicates a different meaning.

     Section 1.9 Headings. The headings and subheadings in this Agreement are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

                         ARTICLE II
                      TERM OF THE FUND

     Unless dissolved as provided herein, the Fund shall continue without limitation of time. Subject to the voting powers of the Feeder Funds, the Fund may be dissolved at any time (a) by the vote of Feeder Funds holding at least three-fourths of the outstanding Shares of the Fund entitled to vote (except if such dissolution is recommended by at least three-fourths of the total number of Managers then in office and by at least three-fourths of the total number of Continuing Managers then in office, the vote of a majority of the outstanding Shares of the Fund shall be sufficient authorization); or (b) by the Managers by written notice to the Feeder Funds, provided that at least three-fourths of the total number of Managers then in office and at least three-fourths of the total number of Continuing Managers then in office have approved such action. Upon dissolution of the Fund, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Fund as may be determined by the Managers and in accordance with the Act and this Agreement, the Fund shall, in accordance with such procedures as the Managers consider appropriate, reduce the remaining assets of the Fund to distributable form in cash or Shares or other property, or any combination thereof, and distribute the proceeds to the Feeder Funds in accordance with The Capital Account Establishment and Maintenance Policies of the Fund. Upon dissolution of the Fund, following completion of the winding up of its business, the Managers shall cause a certificate of cancellation of the Certificate to be filed in accordance with the Act, which certificate of cancellation may be executed and filed by any one of the Managers.

                            ARTICLE III
                              SHARES

     Limited liability company interests in the Fund shall be represented by Shares, all without par value, and the holders thereof shall be designated Feeder Funds. The Fund shall have authority to issue an unlimited number of Shares (including fractional Shares).

     Each Share shall be identical in all respects with every other Share and shall represent an undivided interest in the assets of the Fund; provided, however, that a fractional Share shall carry proportionately all the rights and obligations of a non-fractional Share, including rights and obligations with respect to receipt of distributions, repurchase of Shares and liquidation of the Fund. The Fund may from time to time divide the Shares into a greater number of Shares of lesser value or decrease the number of Shares into a lesser number of Shares of greater value, provided that the proportionate interest of each Feeder Fund shall not thereby be changed.

     The ownership of Shares shall be recorded on the books of the Fund or a transfer or similar agent. No certificates evidencing the ownership of Shares shall be issued except as the Managers may otherwise determine from time to time. The Managers may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Feeder Funds of the Fund and as to the number of Shares of the Fund held from time to time by each Feeder Fund.

    The Shares shall be divided into transferable Shares of the Fund as may be established from time to time by the Managers. The Managers shall have full power and authority, in their sole discretion and without obtaining the approval of the Feeder Funds, to establish and to change in any manner Shares with such preferences, terms of conversion, voting powers, rights and privileges as the Managers may determine (but the Managers may not change outstanding Shares in a manner materially adverse to the Feeder Funds); to divide or combine the Shares into a greater or lesser number; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Managers may deem desirable.

                         ARTICLE IV
                   INVESTMENT IN THE FUND

     Section 4.1 Purchase of Shares. The Managers shall accept investments in the Fund from such persons and admit each such person as a Feeder Fund on such terms and for such consideration as they may from time to time authorize. At the Managers' discretion, such investments, subject to applicable law, may be in the form of cash or securities valued as the Managers or this Agreement may from time to time authorize. Investments in the Fund shall be credited to the account of each Feeder Fund in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as described in the Prospectus under the heading "Net Asset Value"; provided, however, that the Managers may, in their sole discretion, (a) impose a sales charge upon investments in the Fund, (b) issue fractional Shares, (c) determine the Net Asset Value per Share of the initial capital contribution or (d) authorize the issuance of Shares at a price other than Net Asset Value to the extent permitted by the 1940 Act. The Managers shall have the right to refuse to accept investments at any time without any cause or reason therefor whatsoever.

     Section 4.2 No Preemptive Rights. Feeder Funds shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund.

     Section 4.3 Nonassessability of Shares. Upon receipt of the consideration to purchase Shares, all such Shares so purchased shall be fully paid and nonassessable.

     Section 4.4 Net Asset Value of the Fund; Net Asset Value Per Share. The Net Asset Value of the Fund and the Net Asset Value per Share shall be determined as of the close of regular session trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

     The Net Asset Value of the Fund means total assets of the Fund (including accrued interest) less total Fund liabilities determined in accordance with generally accepted accounting principles, consistently applied. The Net Asset Value per Share of the Fund equals the Net Asset Value of the Fund divided by the number of outstanding Shares of the Fund.

     Section 4.5 Valuation. For purposes of this Agreement, the value of any portfolio security for which market quotations are not available will be determined in accordance with the portfolio valuation procedures adopted by the Managers, as such procedures may be amended from time to time.

                          ARTICLE V
         CAPITAL ACCOUNTS, TAX ACCOUNTS AND ALLOCATIONS

     The provisions for establishing capital and tax accounts and determining the allocations and adjustments to those accounts for income tax accounting purposes are set forth in The Capital Account Establishment and Maintenance Policies of the Fund. Those policies are attached hereto as Exhibit A and are incorporated herein by reference.

                         ARTICLE VI
              ADVISORY SERVICES AND DISTRIBUTION

     Section 6.1 Investment Advisory and Distribution Agreements. Subject to a favorable vote of a majority of the outstanding Shares of the Fund affected thereby, the Managers may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services relating to the Fund with any corporation, trust, association or other organization (the "Service Provider"), every such contract to comply with such requirements and restrictions as may be set forth in the Agreement; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Managers may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested and to make changes in the Fund's investments. The Managers may also, at any time and from time to time, contract with Service Provider, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Agreement; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Managers may determine.

     The fact that:

     (i) any of the Feeder Funds, Managers or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Service Provider with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a shareholder or has an interest in the Fund, or that

    (ii) any Service Provider with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Feeder Fund, Manager or officer of the Fund from voting upon or executing the same or create any liability or accountability to the Fund or its Feeder Funds.

     Section 6.2 Payment of Expenses by the Fund. Subject to the provisions of Section 3.3 of this Agreement, the Managers are authorized to pay, or to cause to be paid out of the assets of the Fund all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund, or in connection with the management thereof, including, but not limited to, the compensation of the Managers and such expenses and charges for the services of the Fund's officers, employees, investment adviser, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Managers may deem necessary or proper to incur.

                         ARTICLE VII
                      BOARD OF MANAGERS

     Section 7.1 Election of Managers. A Manager may be elected in the manner set forth in the By-laws. Each Manager elected by the Managers or the Feeder Funds shall serve until he retires, resigns, is removed or dies or until the next meeting of Feeder Funds called for the purpose of electing Managers and until the election and qualification of his successor. The initial Manager, who shall serve until the first meeting of Feeder Funds at which Managers are elected, and until his successor is elected and qualified, or until he sooner dies, resigns or is removed, shall be William H. Belden III.

     Section 7.2 Resignation of Manager. A Manager may resign as Manager upon written notice to the other Managers.

     Section 7.3  Removal of Manager.   At any meeting called for
the purpose, a Manager may be removed by vote of the holders of two-thirds of the outstanding Shares.

     Section 7.4 Effect of Death, Resignation, Etc. of a Manager. The death, declination, resignation, retirement, removal or incapacity of Manager, or any one of them, shall not operate to annul the Fund or to revoke any existing agency created pursuant to the terms of this Agreement.

                          ARTICLE VIII
         RIGHTS, DUTIES AND OBLIGATIONS OF THE MANAGERS

     Section 8.1 Management of Fund Business. Subject to the provisions of this Agreement and the By-laws, the business of the Fund shall be managed by the Managers, and they shall have all powers necessary or convenient to carry out that responsibility. The Managers may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may employ one or more custodians of the assets of the Fund and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Fund, through one or more principal underwriters or otherwise, set record dates for the determination of shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Fund, and to any agent or employee of the Fund or to any such custodian or underwriter.

     Without limiting the foregoing, the Managers shall have power and authority:

         (a) To invest and reinvest cash, and to hold cash uninvested;

         (b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Fund except as otherwise provided in the Agreement

         (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Managers shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Managers shall deem proper;

         (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Managers or of the Fund or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

         (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Fund;

         (g) To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Managers shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Managers shall deem proper;

         (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Fund or any matter in controversy, including but not limited to claims for taxes;

         (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

         (j) To borrow funds;

         (k) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge Fund property or any part thereof to secure any or all of such obligations;

         (l) To purchase and pay for entirely out of Fund property such insurance as they may deem necessary or appropriate for the conduct of the business of the Fund, including, without limitation, insurance policies insuring the assets of the Fund and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Feeder Funds, Managers, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Fund individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Feeder Fund, Manager, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such person against such liability;

         (m) To pay pensions for faithful service, as deemed appropriate by the Managers, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Managers, officers, employees and agents of the Fund; and

         (n) To purchase or otherwise acquire Shares.

     The Board may take such other actions on behalf of the Fund as the Board deems necessary or desirable to manage the business of the Fund.

     Section 8.2 Independent Activities of the Managers. The Managers shall not be required to manage the Fund as their sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Fund. No Manager shall be required to devote his full time or business attention to the affairs of the Fund. The Managers shall devote such time and services to the business of the Fund as may reasonably be required. Neither the Fund nor any Feeder Fund shall, by virtue of this Agreement or the relationship created hereby, have any right in or to such other business interests or activities or to the income, proceeds or profits derived therefrom and the pursuit of such other business interests or activities, even if competitive with the business of the Fund, shall not be deemed wrongful or improper.

     Section 8.3 Prospective Investors. The Managers shall have full and sole discretion, power and authority to admit or refuse to admit persons to the Fund as Feeder Funds.

     Section 8.4 Federal and State Income Taxes. The Board, at the expense of the Fund, shall arrange for the preparation and timely filing of all tax returns of the Fund showing all income, gains, deductions, and losses necessary for federal and state income tax purposes, and shall furnish to the Feeder Funds within 60 days of the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The Board, in its sole discretion, shall have the authority to cause the Fund to make or revoke any elections (except an election to be treated as a corporation) permitted under the Code, Regulations, or any state or local tax law, including without limitation the election referred to in Section 754 of the Code.

     Section 8.5 Restrictions on Transfers and Repurchases. Anything else contained herein to the contrary notwithstanding, the Managers may impose restrictions and limitations on the transfer or redemption of Shares to the extent permitted by law which may be necessary to prevent the Fund from becoming a "publicly traded partnership" as defined in Section 7704 of the Code, or in order to comply with any other applicable law. To the extent possible, such restrictions and limitations shall be applied uniformly to all Feeder Funds.

                         ARTICLE IX
                COMPENSATION AND LIMITATION OF
                    LIABILITY OF MANAGERS

     Section 9.1 Compensation. The Managers, as such, shall be entitled to reasonable compensation from the Fund; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Manager for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Fund.

     Section 9.2 Limitation of Liability. No Manager shall be responsible or liable in any event for any neglect or wrongdoing of such Manager or of any officer, agent, employee, or principal underwriter of the Fund, nor shall any Manager be responsible for the act or omission of any other Manager, but nothing herein contained shall protect any Manager against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Fund or the Managers or any of them in connection with the Fund shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Manager, and such Manager shall not be personally liable thereon.

                          ARTICLE X
           RIGHTS AND OBLIGATIONS OF THE FEEDER FUNDS

     Section 10.1  Limited Liability.   Shares shall be deemed to
be personal property giving only the rights provided in this Agreement. Every Feeder Fund by virtue of having become a Feeder Fund shall be held to have expressly assented and agreed to the terms of this Agreement and to have become a party hereto. No Feeder Fund shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Fund. The death, incapacity, dissolution, termination or bankruptcy of a Feeder Fund during the continuance of the Fund shall not operate to dissolve the same nor entitle the representative of any deceased Feeder Fund to an accounting or to take any action in court or elsewhere against the Fund or the Managers, but only to the rights of said Feeder Fund under this Agreement. Ownership of Shares shall not entitle the Feeder Fund to any title in or to the whole or any part of the Fund property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Feeder Funds partners. Neither the Fund nor the Managers, nor any officer, employee or agent of the Fund shall have any power to bind personally any Feeder Fund, nor except as specifically provided herein to call upon any Feeder Fund for the payment of any sum of money or assessment whatsoever other than such as the Feeder Fund may at any time personally agree to pay. Every written obligation of the Fund may contain a statement to the effect that such obligation may only be enforced against the assets of the Fund; however, the omission of such statement shall not operate to bind or create personal liability for any Feeder Fund or Manager.

     Section 10.2 Repurchase of Shares. In order to provide liquidity to Feeder Funds, the Managers will permit Feeder Funds to request, subject to provisions of this Agreement, that the Fund repurchase between 5% and 25% of the outstanding Shares on at least a quarterly basis at the Net Asset Value per share of the Fund as defined in Section 4.4 of this Agreement (a "Tender Offer").

     Section 10.3 Repurchase Offer Procedures. The Tender Offer will begin upon notification by the Fund to the Feeder Funds. At the beginning of each Tender Offer, the Feeder Funds will be notified of the deadline for providing their repurchase requests to the Fund (the "Repurchase Request Deadline"), which is the date the Tender Offer ends. The time between the notification of the Feeder Funds and the Repurchase Request Deadline may vary from no more than six weeks to no less than three weeks. For each Tender Offer the Fund will establish the Repurchase Request Deadline based on factors, such as market conditions, liquidity of the Fund's assets and other considerations. The repurchase price of the Shares will be the Net Asset Value per Share on the date designated by the Managers as the repurchase pricing date (the "Repurchase Pricing Date"). It is anticipated that normally the Repurchase Pricing Date will be the same date as the Repurchase Request Deadline, and if so, the Repurchase Request Deadline will be set for a time no later than the close of the New York Stock Exchange on such date provided that, at the discretion of the Managers, the Repurchase Pricing Date may occur no later than the fourteenth day after the Repurchase Request Deadline or the next business day if the fourteenth day is not a business day. Within such fourteen day period, the Fund may use an earlier Repurchase Pricing Date as permitted by Rule 23c-3 under the 1940 Act, and any successor provision.

     The Managers may establish other policies for repurchases of Shares that are consistent with the 1940 Act and other pertinent laws. Shares tendered by the Feeder Funds by any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. Repurchase proceeds will be paid to the Feeder Funds, in cash, within seven days after each Repurchase Pricing Date. The end of the seven days is referred to as the "Repurchase Payment Deadline."

     Section 10.4 Repurchase Amounts. The Managers, in their sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the "Tender Offer Amount") for a given Repurchase Request Deadline. However, the Tender Offer Amount will be at least 5% and no more than 25% of the total number of Shares outstanding on the Repurchase Request Deadline. Prior to the notification of the Repurchase Request Deadline, the Managers will determine in their sole discretion the percentage at which the Tender Offer Amount will be set.

     If the Feeder Funds tender more than the Tender Offer Amount for a given Tender Offer, the Fund may repurchase an additional amount of Shares up to 2% of the Shares outstanding on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Tender Offer Amount, or if the Fund determines to repurchase the additional 2% of the Shares outstanding, but the Feeder Funds tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the Shares outstanding on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. The Managers may, in their sole discretion, suspend, postpone or delay a Tender Offer, provided, however, that the Managers (i) may not suspend or postpone a Tender Offer without the approval of a majority of the Disinterested Managers; and (ii) may not delay a Tender Offer except as expressly permitted by Rule 23c-3 under the 1940 Act, and any successor provision.

     Section 10.5 Liquidity Requirements. The Fund must maintain liquid assets in an amount reasonably likely to be sufficient to repurchase the Tender Offer Amount during the three to six week period following notification to the Feeder Funds of the Tender Offer. The Managers will ensure that a percentage of the Fund's net assets equal to at least a percentage reasonably comparable to the Tender Offer Amount consists of (a) assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Managers have valued such assets, between the time a Feeder Fund submits a repurchase request and the payment deadline (seven days following receipt by the Manager of the repurchase request) or (b) assets that mature by the time the repurchase amount must be paid. The Managers must adopt policies to ensure that the Fund's assets are sufficiently liquid so that the Fund is able to repurchase shares in the manner described above, and in their sole discretion, may liquidate other assets as may be necessary to satisfy the liquidity requirements discussed above.

                           ARTICLE XI
                 VOTING POWERS AND MEETINGS

     Section 11.1 Voting Powers. Subject to the voting powers of the Feeder Funds as set forth in this Agreement, the Feeder Funds shall have power to vote only (i) for the election of Managers as provided in Section 7.1, (ii) for the removal of Managers as provided in Section 7.3, (iii) with respect to any termination of the Fund to the extent and as provided in Section 2.1, (i) with respect to any merger, consolidation or sale of assets of the Fund to the extent and as provided in Section 15.6, (v) with respect to any conversion of the Fund to the extent and as provided in
Section 15.7 (vi) with respect to any amendment of this Agreement to the extent and as provided in Section 15.3, and (vii) with respect to such additional matters relating to the Fund as may be required by this Agreement, or any registration of the Fund with the Securities and Exchange Commission (or any successor agency) or any state, or as the Managers may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of all Feeder Funds, all Shares of the Fund then entitled to vote shall, except as otherwise provided in the Agreement, be voted in the aggregate as a single class. There shall be no cumulative voting in the election of Managers. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Fund receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Feeder Fund shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Managers may exercise all rights of Feeder Funds and may take any action required by law, this Agreement to be taken by Feeder Funds.

     Section 11.2 Meetings of Feeder Funds. Meetings of Feeder Funds may be called by the Managers from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Feeder Funds as herein provided or upon any other matter deemed by the Managers to be necessary or desirable. Written notice of any meeting of Feeder Funds shall be given or caused to be given by the Managers by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Feeder Fund entitled to vote at such meeting at the Feeder Fund's address as it appears on the records of the Fund. If the Managers shall fail to call or give notice of any meeting of Feeder Funds for a period of 30 days after written application by Feeder Funds holding at least 25% of the then outstanding Shares entitled to vote at such meeting requesting a meeting to be called for a purpose requiring action by the Feeder Funds as provided herein or in the Agreement, then Feeder Funds holding at least 25% of the then outstanding Shares entitled to vote at such meeting may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Managers. Notice of a meeting need not be given to any Feeder Fund if a written waiver of notice, executed by such Feeder Fund before or after the meeting, is filed with the records of the meeting, or to any Feeder Fund who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Feeder Fund.

     Section 11.3 Quorum and Required Vote. A majority of the outstanding Shares entitled to vote on a particular matter shall be a quorum for the transaction of business on that matter at a Feeder Funds' meeting. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of this Agreement, a majority of the Shares voted shall decide any questions and a plurality shall elect a Manager.

     Section 11.4  Action by Written Consent.   Any action taken
by Feeder Funds may be taken without a meeting if a majority of Shares entitled to vote on the matter (or such different proportion thereof as shall be required by any express provision of this Agreement) consent to the action in writing and such written consents are filed with the records of the meetings of Feeder Funds. Such consent shall be treated for all purposes as a vote taken at a meeting of Feeder Funds.

                        ARTICLE XII
               CUSTODY OF ASSETS; DEPOSITORIES

     All assets of the Fund shall be held by the Custodian for the benefit of the Fund. Cash or other property received from subscribers pending admission as Feeder Funds shall be held by the Custodian for the benefit of the Feeder Funds.

     The Custodian may deposit funds of the Fund in such banks as it deems advisable, under the supervision of the Managers. All withdrawals therefrom shall be made by the Custodian at the direction of the Managers or the Manager's authorized representative. The Fund's account shall be segregated from any other accounts maintained by the Custodian for other persons. All Fund accounts shall be in the Fund's name or in the Custodian's name for the benefit of the Fund.

                      ARTICLE XIII
                      DISTRIBUTIONS

     Subject to the terms of this Agreement and the requirements of the Act, the Managers may each year, or more frequently if they so determine, distribute to the Feeder Funds such amounts as the Managers may determine. Any such distribution to the Feeder Funds shall be made to said Feeder Funds pro rata in proportion to the number of Shares held by each of them. Such distributions shall be made in cash or Shares or other property or a combination thereof as determined by the Managers.

                       ARTICLE XIV
                      INDEMNIFICATION

     Section 14.1 Managers, Officers, etc. The Fund shall indemnify each of its Managers and officers (including persons who serve at the Fund's request as directors, officers or Managers of another organization in which the Fund has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding (a) not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Fund or (b) to be liable to the Fund or its Feeder Funds by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Fund in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under this Article; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Fund shall be insured against losses arising from any such advance payments or (c) either a majority of the Disinterested Managers acting on the matter (provided that a majority of the Disinterested Managers then in office acts on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

     Section 14.2  Compromise Payment.   As to any matter disposed
of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that his or her action was in the best interests of the Fund or (b) is liable to the Fund or its Feeder Funds by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved as in the best interests of the Fund, after notice that it involves such indemnification, by at least a majority of the Disinterested Managers acting on the matter (provided that a majority of the Disinterested Managers then in office acts on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry), that such Covered Person acted in good faith in the reasonable belief that his or her action was in the best interests of the Fund and is not liable to the Fund or its Feeder Funds by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Fund and that such indemnification would not protect such Covered Person against any liability to the Fund to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this
Section 15.2 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 15.2 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Fund or to have been liable to the Fund or its Feeder Funds by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

     Section 14.3 Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Fund, other than Managers or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of any such person.

                           ARTICLE XV
                         MISCELLANEOUS

     Section 15.1  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

     Section 15.2 Entire Agreement. This document contains the entire agreement among the parties and supersedes all prior arrangements or understanding with respect thereto.

     Section 15.3 Amendments. Subject to the voting powers of the Feeder Funds, as set forth in this Agreement, the Agreement may be amended at any time by an instrument in writing signed by a majority of the then Managers when authorized to do so by vote of Feeder Funds holding a majority of the Shares entitled to vote, except that an amendment amending or affecting the provisions of
Section 1.3(h), 2.1, 11.1, 15.6 or 15.7, or this sentence shall require the vote of Feeder Funds holding three-fourths of the Shares entitled to vote if such amendment has not been recommended by at least three-fourths of the total number of Managers then in office and by at least three-fourths of the total number of Continuing Managers then in office. Amendments having the purpose of changing the name of the Fund or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Feeder Fund vote.

     Section 15.4 Managers, Feeder Funds, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under such credit, contract or claim, and neither the Feeder Funds nor the Managers, nor any of the Fund's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Agreement shall protect any Manager against any liability to which such Manager would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Manager.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Managers or by any officer or officers may give notice that the Certificate is on file with the Secretary of State of Delaware and may recite that the same was executed or made by or on behalf of the Fund or on its behalf by the Managers or an officer or officers in that capacity and not individually, and that the obligations of such instrument are not binding upon any Manager, officer or Feeder Fund individually but are binding only upon the assets and property of the Fund, as applicable, and may contain such further recital as such Manager, officer or Feeder Fund may deem appropriate, but the omission thereof shall not operate to bind any Manager, officer or Feeder Fund individually.

     Section 15.5 Manager's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Managers of their powers and discretion hereunder shall be binding upon everyone interested. A Manager shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Manager, and for nothing else. The Managers may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and shall be under no liability for any act or omission in accordance with such advice. No Manager shall be liable for any failure to follow the advice of counsel or other experts unless the failure to follow such advice constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Manager. With the exception of the security required in Section 14.1 herein, the Managers shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 15.6 Merger, Consolidation and Sale of Assets. Subject to applicable law, the Fund may merge or consolidate with any other corporation, association, partnership (limited or general), trust or other entity or organization or may sell, lease or exchange all or substantially all of its assets, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Feeder Funds called for the purpose, or may liquidate or dissolve when and as authorized, by the affirmative vote of the holders of not less than three-fourths of the Shares entitled to vote; provided, however, that if such merger, consolidation, sale, lease, exchange, liquidation or dissolution is recommended by at least three-fourths of the total number of Managers then in office and by at least three-fourths of the total number of Continuing Managers then in office, the vote of a majority of the outstanding Shares shall be sufficient authorization. Nothing contained herein shall be construed as requiring approval of the Feeder Funds for any sale of assets in the ordinary course of business of the Fund. The provisions of this Section shall be subject to the voting powers of the Feeder Funds as set forth in this Agreement.

     Section 15.7 Conversion. Subject to the voting powers of the Feeder Funds as set forth in this Agreement, the Fund may be converted at any time from a "closed-end company" to an "open-end company" upon the approval of such a proposal, together with any necessary amendments to this Agreement to permit such a conversion, by the holders of three-fourths of the Shares entitled to vote; provided, however, that if such proposal is recommended by at least three-fourths of the total number of Managers then in office and by at least three-fourths of the total number of Continuing Managers then in office, such proposal may be adopted the vote of a majority of the outstanding Shares. Upon the adoption of such proposal and related amendments by the Fund's Feeder Funds as provided above, the Fund shall, upon complying with any requirements of the 1940 Act and state law, become an "open-end" company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, the Agreement or any agreement between the Fund and any national securities exchange. If the Feeder Funds are converted from closed-end to open-end companies, the Fund shall also be so converted.

     Section 15.8 Severability. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 15.9 Benefit. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors, assigns and legal representatives. For purposes of determining the rights of any Feeder Fund or assignee hereunder, the Fund and the Managers may rely upon Fund records as to who are Feeder Funds and assignees, and all Feeder Funds and assignees agree that their rights shall be determined and they shall be bound thereby.

     Section 15.10 Tax Matters Member. Stein Roe Floating Rate Income Fund is hereby designated as the tax matters member of the Fund for purposes of Section 6231(a)(7) of the Code (the "Tax Matters Member"). The Tax Matters Member shall have the power to manage and control, on behalf of the Fund, any administrative proceeding involving the Fund with the Internal Revenue Service relating to the determination of any item of Fund income, gain, loss, deduction or credit for federal income tax purposes. The Tax Matters Member shall, within ten days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding involving the Fund relating to the determination of any Fund item of income, gain, loss, deduction or credit, mail a copy of such notice to each member of the Board.


     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                           STEIN ROE FLOATING RATE INCOME FUND


                           By: __________________________________
                               Name:  Thomas W. Butch
                               Title: President

                           STEIN ROE INSTITUTIONAL FLOATING
                           RATE INCOME FUND


                           By: __________________________________
                               Name:  Thomas W. Butch
                               Title: President


Agreed and Accepted as of the date first above written.


_____________________________  __________________________________
John A. Bacon, Jr.             Douglas A. Hacker


_____________________________  __________________________________
William W. Boyd               Janet Langford Kelly


_____________________________  __________________________________
Thomas W. Butch                Charles R. Nelson


_____________________________  __________________________________
Lindsay Cook                   Thomas C. Theobald

                                                       EXHIBIT A

              AMENDED AND RESTATED CAPITAL ACCOUNT
                 ESTABLISHMENT AND MAINTENANCE
                           POLICIES OF
        STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY
                (adopted as of November 3, 1998)


                     TABLE OF CONTENTS
                                                         Page
ARTICLE I --Definitions....................................1

ARTICLE II--Capital and Related Accounts...................4
     2.1. Establishment and Maintenance of Accounts........4
     2.2. Book Capital Accounts............................4
     2.3. Tax Capital Accounts.............................5
     2.4. Revaluation Accounts.............................5

ARTICLE III--Distributions.................................5
     3.1. Distributions of Distributable Cash..............5
     3.2. Division among Members...........................6
     3.3. Distributions on Liquidation of the Fund.........6
     3.4. Amounts Withheld.................................6

ARTICLE IV--Allocations....................................6
     4.1. Allocations to Book Capital Accounts.............6
     4.2. Allocations to Tax Capital Accounts..............6
     4.3. Allocations to Revaluation Accounts..............7
     4.4. Redemptions During the Fiscal Year...............8

ARTICLE V--Withdrawals and Redemptions.....................8
     5.1. Withdrawals and Redemptions......................8
     5.2. Payments.........................................8
     5.3. Distributions in Kind............................8

ARTICLE VI--Liquidation....................................9
     6.1. Liquidation Procedure............................9
     6.2. Alternative Liquidation Procedure................9
     6.3. Cash Distribution on Liquidation.................9
     6.4. Treatment of Negative Book Capital Account
          Balance..........................................9

            AMENDED AND RESTATED CAPITAL ACCOUNT
           ESTABLISHMENT AND MAINTENANCE POLICIES
                            OF
     STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY
               (adopted as of November 3, 1998)


                           ARTICLE I
                          Definitions

     As used herein, the following terms shall have the respective meanings set forth below:

     "Act" means the Delaware Limited Liability Company Act, 6
Del. C. Sec. 18-101, et seq., as amended from time to time.

     "Agreement" shall mean the Limited Liability Company
Agreement of Stein Roe Floating Rate Limited Liability Company
(the "Fund"), as amended from time to time.

     "Book Capital Account" shall mean, for any Member, its capital account maintained in accordance with Section 2.2 hereof.

     "Book Income" and "Book Loss" for each day, Fiscal Year, or other relevant period shall mean the amount of net income or loss, respectively (including (1) Tax-Exempt Income, (2) income, gain, loss, and deduction described in Treas. Reg. Section 1.704-1 (b)
(2) (iv) (g), and (3) any increase or decrease in Net Unrealized Gain or Net Unrealized Loss, but excluding (4) income, gain, loss, and deduction described in Treas. Reg. Section 1.704-1 (b) (4)
(i) and (5) any Recognized Gain and Recognized Loss), for such period, determined under generally accepted accounting principles consistently applied.

     "Business Day" shall mean any day on which the New York Stock Exchange is open for business and any other day on which the Managers, in their sole discretion, decide that the net asset value of the Fund should be determined.

     "Capital Contribution" shall mean, with respect to any Member's Share, the amount of money and the Fair Market Value of any property (determined in accordance with Treas. Reg. Section 1.704-1 (b) (2) (iv) (d) ) contributed by the Member to the Fund's capital from time to time (net of liabilities secured by such property that the Fund is considered to assume or to take subject to under Section 752 of the Code).

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

     "Distributable Cash" for any Fiscal Year shall mean the net cash proceeds from the Fund's activities, less the portion thereof used to pay or establish Reserves for the Fund, plus such portion of the Reserves as the Managers, in their sole discretion, no longer deem necessary to be held as Reserves. Distributable Cash shall not be reduced by amortization or similar deductions or allowances.

     "Fair Market Value" of an asset shall mean a fair value of the asset as determined in good faith by or on behalf of the Managers, subject, in the case of property contributed to the Fund's capital, to Treas. Reg. Section 1.704-1 (b) (2) (iv) (d).

     "Member" shall mean a person or entity admitted as a member of the Fund under the Agreement.

     "Investments" shall mean all of the securities, instruments, and other assets of whatever nature of the Fund, including all equity and debt securities, options, futures contracts, forward contracts, derivative securities, and other property obtained by virtue of holding such assets.

     "Manager" shall mean each individual who has been duly elected or appointed and has qualified as a Manager of the Fund in accordance with the terms of the Agreement and who is then in office.

     "Matched Income or Loss" shall mean items of Taxable Income, Tax-Exempt Income, or Tax Loss comprising interest income and expense, original issue and market discounts, bond premium, dividends, and all other types of income or loss to the extent same is recognized for federal income tax purposes at the same time and in the same amount as it is accrued for purposes of determining Book Income or Book Loss.

     "Net Unrealized Gain" shall mean the excess, if any, of the aggregate Fair Market Value of all Investments over their aggregate adjusted basis for federal income tax purposes.

     "Net Unrealized Loss" shall mean the excess, if any, of the aggregate adjusted basis for federal income tax purposes of all Investments over their aggregate Fair Market Value.

     "Policies" shall mean these Capital Account Establishment and Maintenance Policies, as they may be amended from time to time.

     "Precontribution Gain" and "Precontribution Loss" shall mean, respectively, the built-in gain or loss (as defined in Treas. Reg.
Section 1.704-3 (a) (3) (ii) ) on any Section 704 (c) Property at the time of the contribution thereof to the capital of the Fund (i.e., the difference, at such time, between such property's book value and the contributing Member's adjusted tax basis thereof for federal income tax purposes).

     "Recognized Gain" and "Recognized Loss" shall mean, respectively, the amount of gain or loss, whether constituting ordinary income or losses or capital gain or loss, realized on the sale or other disposition of any Investment, to the extent same is recognized for federal income tax purposes.

     "Redemption" shall mean the complete withdrawal of a Member's Shares resulting in the reduction of such Member's Book Capital
Account balance to zero, and "Redeem" shall mean to effect a Redemption.

     "Reserves" shall mean, with respect to any Fiscal Year, funds set aside or amounts allocated during such year to reserves that shall be maintained in amounts deemed sufficient by the Managers for working capital and to pay taxes, insurance, debt service, renewals, or other expenses incident to ownership of the Investments or the operations of the Fund.

     "Revaluation Account" shall mean, for any Member, its account on the books of the Fund maintained in accordance with Section 2.4 hereof.

     "Section 704 (c) Property" shall mean any property contributed by a Member to the capital of the Fund, at the time of contribution, has a book value -- determined as contemplated by Treas. Reg. Section 1.704-1 (b) (i.e., initially, the Fair Market Value thereof and appropriately adjusted thereafter) -- that differs from the contributing Member's adjusted tax basis for federal income tax purposes.

     "Share" means a "limited liability company interest" in the Fund as that latter term is used in the Act, together with all of the rights, preferences, powers and privileges as may be provided under the Agreement.

     "Tax Capital Account" shall mean, for any Member, its capital account on the books of the Fund with respect to its Shares maintained in accordance with Section 2.3 hereof.

     "Tax-Exempt Income" shall mean income that is excludable from gross income under Section 103 (a) of the Code.

     "Taxable Income" and "Tax Loss" shall mean the taxable income or tax loss of the Fund, respectively, determined in accordance with Section 703 (a) of the Code, for each Fiscal Year, together with each of the items of income, gain, loss, or deduction of the Fund that is separately stated or otherwise not included in computing taxable income and tax loss.

     "Treasury Regulations" or "Treas. Reg." shall mean the Income Tax Regulations promulgated under the Code, as they may be amended from time to time (including corresponding provisions of succeeding regulations).

     Any capitalized term used herein that is not defined above shall have the meaning ascribed to it in the Investment Company Act of 1940, the Fund's then currently effective registration statement as filed with the Securities and Exchange Commission, and the Agreement, in that order of precedence. The terms "hereof," "herein," and "hereunder," when used in this document, shall be deemed to refer to this document in its entirety rather than the article, section, or paragraph in which they appear.

                        ARTICLE II
               Capital and Related Accounts

     2.1. Establishment and Maintenance of Accounts. A Book Capital Account, a Tax Capital Account, and a Revaluation Account shall be established and maintained separately for each Member pursuant to Sections 2.2, 2.3, and 2.4 hereof, respectively. Such provisions are intended to comply with Sections 704 and 706 of the Code and Treas. Reg. sections 1.704-1 (b) and - 3 and shall be interpreted and applied in a manner consistent therewith. The Managers shall make any appropriate modifications to these Policies to comply with the Code and such Treasury Regulations, provided that no such modification shall have a material effect on the amounts Distributable to any Member on the liquidation of the Fund pursuant to Article VI hereof. Any election or other decision relating to the establishment and maintenance of such accounts and allocations thereto shall be made by the Managers in any manner that reasonably reflects the purpose and intention of these Policies.

     2.2.  Book Capital Accounts. The balance of a Member's Book
Capital Account at any time in any Fiscal Year shall be the balance thereof on the first day of the Fiscal Year (or, if later, the date such Member acquired its Shares):

           (a) increased by any Capital Contribution made by such Member;

           (b) increased by the amount of Book Income allocated to such Member pursuant to Section 4.1 hereof;

           (c) decreased by the amount of money and the Fair Market Value of any property distributed to such Member by the Fund (net of liabilities secured by such property that such Member is considered to assume or to take subject to under Section 752 of the Code), including any distribution to effect a withdrawal or Redemption;

           (d) decreased by expenditures of the Fund described in
     Section 705 (a) (2) (B) of the Code allocated to such Member;
     and

           (e) decreased by the amount of Book Loss allocated to such Member pursuant to Section 4.1 hereof.

     2.3.  Tax Capital Accounts. The balance of a Member's Tax
Capital Account at any time in any Fiscal Year shall be the balance thereof on the first day of the Fiscal Year (or, if later, the date such Member acquired its Shares):

           (a) increased by the amount of money and the adjusted basis, for federal income tax purposes, of any property contributed by such Member to the capital of the Fund (net of liabilities secured by such property that the Fund is considered to assume or to take subject to under Section 752 of the Code) with respect to such Member's Shares;

           (b) increased by the amount of Taxable Income
     (including Recognized Gain) and Tax-Exempt Income allocated to such Member pursuant to Section 4.2 hereof;

           (c) decreased by the amount of money and the adjusted basis, for federal income tax purposes, of any property distributed to such Member by the Fund (net of liabilities secured by such property that such Member is considered to assume or to take subject to under Section 752 of the Code), including any distribution to effect a withdrawal (determined under Section 732(a) of the Code) or Redemption (determined under Section 732 (b) of the Code); and

           (d) decreased by the amount of Tax Loss (including
     Recognized Loss) allocated to such Member pursuant to Section
     4.2 hereof.

     2.4.  Revaluation Accounts. The balance of a Member's
Revaluation Account at any time in any Fiscal Year shall be the balance thereof on the first day of the Fiscal Year (or, if later, the date such Member acquired its Shares):

           (a) increased each day by the amount of the increase in Net Unrealized Gain or decrease in Net Unrealized Loss, and decreased each day by the amount of the decrease in Net Unrealized Gain or increase in Net Unrealized Loss, allocated to such Member pursuant to Section 4.3 hereof; and

           (b) decreased by the amount of any Recognized Gain, and increased by the amount of any Recognized Loss, allocated to such Member's Tax Capital Account on the disposition of any Investment.

                         ARTICLE III
                        Distributions

     3.1. Distributions of Distributable Cash. Except as otherwise provided in Article VI hereof, and subject to the provisions of Article XIII of the Agreement, Distributable Cash for any Fiscal Year may be distributed to the Members at such times and in such amounts as the Managers shall determine in their sole discretion; provided that, the Managers shall distribute a sufficient amount of Distributable Cash so that Members that are regulated investment companies can comply with the distribution requirement in Section 852 of the Code and can avoid any liability for the excise tax imposed by Section 4982 of the Code.

     3.2.  Division among Members. All distributions pursuant to
Section 3.1 hereof with respect to any fiscal Year or shorter period shall be made to the Members (a) in proportion to the allocations to them of Taxable Income, Tax-Exempt Income, or Tax Loss with respect to such Fiscal Year or shorter period or (b) pursuant to such other reasonable and equitable method selected by the Managers in their sole discretion.

     3.3. Distributions on Liquidation of the Fund. On liquidation of the Fund, the proceeds will be distributed to the Members as provided in Article VI hereof.

     3.4. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Members shall be treated as amounts distributed to the Members pursuant to this Article for all purposes of these Policies.

                          ARTICLE IV
                         Allocations

     4.1. Allocations to Book Capital Accounts. The Managers shall cause the Investments to be valued at the end of each Business Day; such valuation shall be used in determining the amount of any increase or decrease for that day in Net Unrealized Gain and Net Unrealized Loss (components of Book Income and Book
Loss). Book Income and Book Loss for any Business Day shall be allocated to the Members' Book Capital Accounts at the end of such day in proportion to their respective Book Capital Account Balances at the beginning of such day (adjusted for capital contributions and withdrawals on such day). For purposes of the foregoing, (a) Book Income and Book Loss for any non-Business Day shall be treated as arising on the following Business Day, (b) an Investment that is sold or otherwise disposed of during any Business Day shall be deemed to be held through the end of such day, with a Fair Market Value equal to the amount realized on such disposition (so as to account for Net Unrealized Gain or Net Unrealized Loss, as the case may be, attributable to such Investment between the end of the preceding Business day and the time of such disposition), and (c) the determination of the amount of any increase or decrease in Net Unrealized Gain or Net Unrealized Loss for any Business Day and the allocation thereof among the Members' respective Book Capital Accounts shall be made in accordance with Treas. Reg. Sections 1.704-1 (b) (2) (iv) (f) and -3.

     4.2.  Allocations to Tax Capital Accounts.

           (a) Matched Income or Loss. Items of Matched Income or Loss accruing on any day shall be allocated at the end of such day to the Members' Tax Capital Accounts in proportion to, and to the extent of, corresponding allocations of Book Income or Book Loss to the Members' Book Capital Accounts for such day.

           (b) Precontribution Gain and Precontribution Loss. On the sale or other disposition of Section 704(c) Property on which gain or loss is recognized, (i) an amount of Recognized Gain or Recognized Loss up to but not exceeding the Precontribution Gain or Precontribution Loss on such property shall be allocated to the contributing Member's Tax Capital Account in accordance with Section 704(c) of the Code and Treas. Reg. Sections 1.704-3, and (ii) to the extent necessary, the Members shall receive reasonable curative or remedial allocations permitted by Treas. Reg. Section 1.704-3(c) and (d). The amount of Recognized Gain or Recognized Loss on such disposition in excess of such Precontribution Gain or Precontribution Loss shall be allocated in accordance with Section 4.2(c) hereof.

           (c) Other Taxable Income and Tax Loss. Subject to
Section 4.2 (b) hereof, Taxable Income, Tax-Exempt Income, or Tax
Loss (other than Matched Income or Loss) for any Fiscal Year shall be allocated at least annually to the Members' Tax Capital
Accounts as follows:

               (i) Recognized Gain from the sale or other disposition of Investments shall be allocated, at the end of the day such gain is recognized for federal income tax purposes, as follows: (1) first, to the Tax Capital Accounts of Members with positive Revaluation Account balances, an amount of such gain (not exceeding the sum of such balances, in proportion to such balances, after allocation of the increase or decrease in Net Unrealized Gain or Loss for such day (as determined in Section 4.3), and (2) any such gain exceeding the sum of such balances, to the Tax Capital Accounts of all Members in proportion to their respective Book Capital Account Balances at the beginning of such day (adjusted for capital contributions and withdrawals on such day).

              (ii) Recognized Loss from the sale or other disposition of Investments shall be allocated at the end of the day such loss is recognized for federal income tax purposes, as follows: (1) first, to the Tax Capital Accounts of Members with negative Revaluation Account balances, an amount of such loss (not exceeding the sum of such balances) in proportion to such balances after allocation of the increase or decrease in Net Unrealized Gain or Loss for such day (as determined in Section 4.3), and (2) any such loss exceeding the sum of such balances, to the Tax Capital Accounts of all Members in proportion to their respective Book Capital Account Balances at the beginning of such day (adjusted for capital contributions and withdrawals on such day).

             (iii) Any other amounts remaining at the end of the Fiscal Year shall be allocated to the Members' Tax Capital Accounts at that time in proportion to their respective daily average Book Capital Account balances for such Fiscal Year.

     4.3. Allocations to Revaluation Accounts. The increase or decrease in Net Unrealized Gain or Net Unrealized Loss for any Business Day (determined in accordance with Section 4.1 hereof) shall be allocated to the Members' Revaluation Accounts at the end of such day in proportion to their respective Book Capital Account balances at the beginning of such day (adjusted for capital contributions and withdrawals on such day).

     4.4. Redemptions During the Fiscal Year. If a Redemption occurs other than on the last day of a Fiscal Year, the Fund will treat such Fiscal Year as ended on the date of such Redemption for the purposes of computing the Redeeming Member's distributive share of the Fund's items of income, gain, loss, and deduction and allocation of all such items to such Member will be made as though each Member were receiving its allocable share of such items at such time. All items so allocated to such Redeeming Member will be excluded from the items to be allocated among the other Members at the actual end of the Fiscal Year. All items allocated among the Redeeming and non-Redeeming Members will be made subject to the rules of Sections 702, 704, 706, 708, and 752 of the Code and the Treasury Regulations promulgated thereunder.

                          ARTICLE V
                 Withdrawals and Redemptions

     5.1. Withdrawals and Redemptions. A Member shall be entitled to Redeem its Interest in accordance with Section 10.2 of the Agreement.

     5.2. Payments. Payment for the withdrawal of part of an Interest or for the Redemption of an Interest shall be made in cash or, subject to any applicable rules and regulations of the Securities and Exchange Commission, in whole or in part by a distribution in kind of portfolio securities. If a Redeeming Member contributed to the Fund's capital any property (other than cash) that is held by the Fund at the time the Member requests the Redemption, then at the Managers' election such property (a) shall be sold by the Fund prior to effecting such Redemption or (b) shall be distributed in kind to such Member. Not withstanding anything herein or in the Agreement to the contrary, on the Redemption of any Member's entire Interest, payments or other distributions shall be made in accordance with the Members' positive Book Capital Account balances, after adjusting Book Capital Accounts for allocations made pursuant to Article IV hereof (in accordance with the requirements described in Treas. Reg. Section 1.704-1 (b) (2) (ii) (b) (2) ).

     5.3. Distributions in Kind. If a Redeeming Member receives a distribution in kind of property of the Fund, then unrealized income, gain, loss, and deduction inherent in such property (to the extent any of same has not previously been reflected in the Members' Book Capital Accounts) shall be allocated among the Members as if there had been a taxable disposition of such property for its Fair Market Value on the date of distribution, consistent with the requirements of Treas. Reg. Section 1.704- 1
(b) (2) (iv) (e).

                         ARTICLE VI
                         Liquidation

     6.1. Liquidation Procedure. Subject to Section 6.4 hereof and Article II of the Agreement, on the dissolution of the Fund the Managers shall liquidate the assets of the Fund and apply and distribute the proceeds thereof as follows:

           (a) first to the payment of all debts and obligations of the Fund to creditors, including the expenses of liquidation, and to the setting up of any Reserves for contingencies that may be necessary; and

           (b) then in accordance with the Members' positive Book
     Capital Account Balances, after adjusting Book Capital
     Accounts for allocations made pursuant to Article IV hereof
     (in accordance with the requirements described in Treas. Reg.
     Section 1.704-1 (b) (2) (ii) (b) (2)).

     6.2.  Alternative Liquidation Procedure. Notwithstanding
Section 6.1 hereof, if the Managers determine that an immediate sale of any or all of the assets of the Fund would cause undue loss to the Members, then to avoid such loss the Manager may, after notifying all the Members and the extent not then prohibited by any applicable law, either (a) defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Fund except those necessary to satisfy the debts and obligations of the Fund or (b) distribute the assets of the Fund to the Members in liquidation.

     6.3.  Cash Distribution on Liquidation. Except as provided in
Section 6.2 hereof, amounts distributed on liquidation of the Fund shall be paid solely in cash.

     6.4. Treatment of Negative Book Capital Account Balance. If a Member has a negative Book Capital Account balance following the liquidation of its Shares, after taking into account all capital account adjustments of the Fiscal Year during which the liquidation occurs, then such Member shall (and is unconditionally obligated to) restore the amount of such negative balance to the Fund by the later of the end of such Fiscal Year or 90 days after the date of such liquidation. Such amount shall, on liquidation of the Fund, be paid to its creditors or distributed to other Members in accordance with their positive Book Capital Account balances.